Exhibit 99.2

MAJOR DEPOSITS OF MAGNETIC RARE EARTH ELEMENTS DISCOVERED AT RAMACO RESOURCES MINE IN WYOMING

MINE MAY BE UNITED STATES LARGEST UNCONVENTIONAL DEPOSIT OF REE ELEMENTS CONSIDERED VITAL TO NATION’S STRATEGIC DEFENSE AND ENERGY TRANSITION

May 3, 2023

FOR IMMEDIATE RELEASE

SHERIDAN, WY. — In association with researchers from the Department of Energy’s National Energy Technology Laboratory (“NETL”) and analysts at mining consultancy Weir International, metallurgical coal producer Ramaco Resources, Inc. (“Ramaco”-NASDAQ: METC) today released an independent Exploration Target report with technical assessment of rare earth elements (“REE”) found at its Brook Mine in Wyoming.

Following eighteen months of extensive core drilling and independent chemical analysis, NETL researchers and Ramaco now believe that the Brook Mine property contains perhaps the largest unconventional deposit of REEs discovered in the United States.

In particular, the mine ranks among the highest relative concentrations yet discovered of magnetic REEs (“MREE”) such as “heavy” REEs Terbium and Dysprosium, as well as lighter REEs such as Neodymium and Praseodymium. Initial estimates are that approximately 28% of deposit concentrations may be in the form of MREEs.

NETL analysis shows that core samples from the Brook Mine represent highly promising, world-class MREE and HREE accumulations. These deposits contain these valuable REEs on par with conventional REE deposits, but with much less of the low-value lanthanum and cerium that must be removed by separations. Based on this data, the Brook Mine could rank among the more promising deposits on a worldwide basis, including Chinese HREE deposits.

A copy of Weir International’s Exploration Target report and a shareholder letter on the discovery from Ramaco CEO and Chairman Randall Atkins can be found at www.ramacoresources.com. Exhibits from the report are also included in this release.

There is currently only one active mine for magnetic REEs in the United States, located near the Mojave Desert in California. Magnetic REE materials are used in electric vehicle motors, advanced military technology, medical devices, and much more.

The Brook Mine comprises over 15,800 acres outside of Sheridan, Wyoming, one of the largest privately controlled mineral reserves in the Western United States. Roughly 4,500 acres were permitted for mining in 2020, which is where the initial assessment program has been conducted. Mining at the Brook Mine could begin as early as the fourth quarter of 2023, following additional mining development and assessment. The additional 11,300 acres will be also assessed and could provide opportunity to increase the scale of the overall development in the future.

China currently produces the vast majority of REEs, which are increasingly important in defense, industrial, and consumer technologies. Congress and the Department of Energy have earmarked billions of dollars toward this goal, and a bipartisan bill introduced earlier this year would establish tax credits to support the production of magnetic REEs like those found at the Brook Mine.

The majority of REE deposits outside of China are associated with “conventional” mines and found in igneous hard rock deposits, which makes them both difficult and expensive to mine and process. In contrast, the REEs from the Brook Mine are characterized as “unconventional” because they are largely found in clay strata located above and below the coal seams themselves. It is expected they can be mined using normal surface mining techniques and processed in a more economic and environmental manner than conventional REE mines.

“The coal seams can contain significant quantity of REEs, making the coal seams an attractive source for these valuable minerals on an ash-basis,” said a report from Weir International. “The REEs are believed to have been incorporated into the coal during its formation and are found in association with clay minerals and organic matter in the coal seams. Interburden between the coal seams also contain elevated levels of REEs, primarily in clays, carbonaceous clays and siltstones and not necessarily associated to the coal seams.… Ramaco’s sample collection, preparation, security, and testing protocols are well documented and suffice to provide consistent, reliable, and verifiable data.”

Ramaco plans to analyze the appropriate mining, processing and mineral development plan for the REEs, along with a comprehensive economic analysis. Ramaco’s Board of Directors has authorized continued assessment of this opportunity, and additional testing results will be released periodically.

“We view this as an exciting and perhaps transformative new direction for our company,” said Ramaco CEO and Chairman Randall Atkins. “We will approach the potential to develop critical minerals with the same conservative capital expenditure and development discipline that we have applied to our core metallurgical coal business. We are also well positioned to allocate initial capital to begin a step-by-step development program.

“We of course recognize that any new mine project, especially one involving emerging technology, is fraught with uncertainty,” said Atkins. “There is much work to do, before we can determine the commercial feasibility of REE extraction at the Brook Mine. But we will evaluate the overall business proposition of developing these REE critical minerals to their highest value proposition to Ramaco, and frankly also to the country.”

“If additional diligence continues to confirm the opportunity, then Ramaco can expand its national footprint into becoming both a low-cost supplier of strategic REE critical materials from Wyoming, as well as continuing as a producer of metallurgical coal in Central Appalachia,” said Atkins. “We will supply periodic updates as this REE project unfolds.”

TECHNICAL HIGHLIGHTS

•	Weir estimates a range of between 181,000 and 226,000 tons of magnetic rare earth oxide ("REO") at the Brook Mine site.

•	A total of 131 core holes targeting the REE mineralization have been drilled to date, with 58 of the core holes having been scanned using x-ray fluorescence. An analysis of 965 test samples have been conducted using inductively coupled plasma (“ICP”) spectroscopy of the elemental composition of different cores, which tests form the basis of analysis by Weir International.

•	The results from ICP scan observations show an average of 28% percent overall concentration of both the four primary magnetic REEs as well as other magnetic concentrations.

•	The current exploration target encompasses a range between roughly 636,000 and 795,000 in place tons of 100% total rare earth oxide ("TREO") with all concentration grades. Core drilling and chemical test analysis will continue on an ongoing basis to further delineate the deposit.

•	As shown in Exhibit 1 below, the Brook Mine samples plot in the highest quartile relative to other REE ore bodies worldwide, with promisivity of the Brook Mine REE deposits falling along the promising to highly promising spectrum for the full range of REEs, including the four highly valued REEs with magnetic properties.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has three active mining complexes in Central Appalachia.

About Ramaco Carbon

Ramaco Carbon, a subsidiary of Ramaco Resources, Inc., is a carbon technology company based in Sheridan, Wyoming. It is pioneering more valuable and environmental uses for coal, primarily as a feedstock in the creation of advanced carbon products and materials such as rare earth elements, carbon fibers, graphene, and graphite. In addition to research partnerships with top laboratories, it operates a research and pilot facility related to the production of advanced carbon products and materials from coal in Wyoming, and holds a body of intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. Ramaco Carbon has also been involved in the exploration of critical minerals from coal and related formations.

Ramaco Media Contact: press@ramacometc.com

Ramaco Investor Contact: info@ramacometc.com

Exhibit 1:

Global REE Deposits Per NETL:

Source: NETL

Exhibit 2:

In-Place REO Exploration Target Tonnage and Grade Estimate

Source: Weir International, Inc.

Exhibit 3:

Estimated Brook Mine TREO Distribution by Oxide

Source: Weir International, Inc.

Exhibit 4:

Brook Mine ICP Analysis of REOs

Source: Weir International, Inc.

Exhibit 5:

Brook Mine Drilling & Analysis Summary

Source: Weir International, Inc.

Exhibit 6:

Estimated TREO Grade Distribution

Source: Weir International, Inc.

Exhibit 7:

Brook Mine Estimated TREO Concentration & Distribution (%)

Source: Weir International, Inc.

Exhibit 8:

In Place TREO Tons ('000s)

Source: Weir International, Inc.

Exhibit 9:

Brook Mine Estimated In-Place TREO Tons By Lithology

Source: Weir International, Inc.

Exhibit 10:

Current Brook Mine Drilling Program

Source: Weir International, Inc.

Exhibit 11:

Current Brook Mine Overall Area of Control

Source: WWC Engineering

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to the timing of the mining discussed in this release and the Company's ability to successfully pursue such mining. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.